                                                                    EXHIBIT 21.1

                              HARBINGER CORPORATION
                              LIST OF SUBSIDIARIES


 EDI Integration Services Limited              SupplyTech International S.r.L.

 Harbinger N.V.                                SupplyTech Australia Truest

 Harbinger Ltd. (UK)                           SupplyTech Australia Pty, Ltd.

 Harbinger Acquisition Corporation III         Acquion, Inc.

 Harbinger Acquisition Corporation IV          Smart Solutions for Electronic
                                               Commerce, Inc.

 Omega GmbH                                    Atlas Products International
                                               Limited

 INOVIS GmbH & Co.                             API Systems Limited

 INOVIS Computergestutate Information          Premenos Technology Corp.
 Ssysteme GmbH

 INOVIS Verwaltungs GmbH                       Premenos Corp.

 INOVIS Media GmbH                             Premenos Holdings, Inc.

 INOVIS Regio Service GmbH                     Premenos U.K. Ltd.

 NTEX Holdings B.V.                            Premenos S.A. (France)

 NTEX Computer Centrum, B.V.                   Premenos Canada Holding Corp.

 NTEX Datacommunications, B.V.                 Premenos Canada Corp.

 SupplyTech, Inc.                              Prime Factors, Inc.

 SupplyTech International, LLC                 Premenos Europa

 SupplyTech de Mexico, S.A. de C.V.            Casique II









                                       77